SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 29, 2011
ELEPHANT TALK COMMUNICATIONS INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

19103 Centre Rose Boulevard Lutz, FL 33558 United States
(Address of principal executive offices)

+ 1 813 926 8920
(Issuer's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On July 28, 2011, Elephant Talk Communications Inc. (the “Company”) sent out a Notice of Redemption of Warrant (the “Redemption Notice”) to all the record holders of certain issued and outstanding common stock purchase warrants (the “Warrants”) which were originally issued in connection with the private placement of units pursuant to that certain confidential private placement memorandum dated May 26, 2010.  The Redemption Notice informed the warrant holders that pursuant to the terms of the Warrants, the Warrants will be redeemed for cash at the redemption price of 0.001 per warrant (the “Redemption Price”) on August 29, 2011 (the “Redemption Date”).  Accordingly, after the Redemption Date, the Warrants will no longer be exercisable for common stock of the Company and the holders will only have the right to receive the Redemption Price.

A copy of the Redemption Notice is attached hereto as Exhibit 99.1 to this Current Report.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Notice of Redemption of Warrant dated July 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS INC.

By:	/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer

Dated: July 29, 2011